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                                                                    EXHIBIT 5.5



                                        September 24, 2003



Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas  77024

                                        Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by the Company (the "Exchange Offer") of $150,000,000 aggregate principal amount of its 8.25% Senior Subordinated Notes due August 15, 2013 (the "Initial Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed on Annex I attached hereto as guarantors (the "Designated Guarantors") of the Exchange Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes." The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of August 13, 2003 among the Company, the Designated Guarantors and Wells Fargo Bank, N.A., as Trustee, and the First Supplemental Indenture dated as of August 13, 2003 among the Company, the Designated Guarantors and Wells Fargo Bank, N.A., as Trustee (the Indenture and the First Supplemental Indenture, collectively, the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is filed as an exhibit.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture and
(iii) such other corporate records, certificates, statutes and other instruments and documents as we have considered necessary or appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, (i) the Designated Guarantors have been duly

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Group 1 Automotive, Inc.
September 24, 2003
Page 2 of 2



incorporated and are validly existing as a corporation, or other entity, in good standing under the laws of the State of Oklahoma with corporate power and authority to own their properties and conduct their businesses, (ii) the Indenture and the Guarantees have been duly authorized, executed and delivered by each of the Designated Guarantors, and (iii) each Designated Guarantor has full corporate or other entity power and authority to issue the Guarantees.

         We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

         We are licensed to practice law only in the State of Oklahoma. The foregoing opinion applies only with respect to the effect of federal law and the laws of the State of Oklahoma on the subject transaction, and we express no opinion with respect to the laws of any other jurisdiction.

         This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         This opinion is delivered to you solely in connection with the subject transaction, may be relied on by you and Vinson & Elkins L.L.P., but may not be relied upon by any other person or for any other purpose.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulation of the Commission issued thereunder.

                                        Respectfully submitted,
                                        Calvert Law Firm


                                        /s/ Randall K. Calvert
                                        ----------------------
                                        Randall K. Calvert
                                        For the Firm

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                                     ANNEX I
                              DESIGNATED GUARANTORS



Bob Howard Automotive-East, Inc.
Bob Howard Automotive-H, Inc.
Bob Howard Chevrolet, Inc.
Bob Howard Dodge, Inc.
Bob Howard Motors, Inc.
Bob Howard Nissan, Inc.
Howard Pontiac-GMC, Inc.